UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                December 27, 2005

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

        0-29798                                         23-1408659
        -------                                         ----------
(Commission File Number)                 (I.R.S. employer identification number)


      2530 Riva Road, Suite 201
         Annapolis, Maryland                              21401
         -------------------                              -----
(Address of principal executive office)                 (Zip code)


                                 (410) 224-4415
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01  Entry into a Material Definitive Agreement.

On December 27, 2005, the Compensation Committee and the Audit Committee of the Board of Directors of CompuDyne Corporation (the "Company") approved the acceleration of vesting of certain "underwater" unvested stock options held by employees, including executive officers in accordance with the provisions of the Company's 1996 Employee Stock Option Plan and 2005 Stock Incentive Plan for Employees. Stock options which had been awarded under the non-employee directors plan were not included in such acceleration. A stock option was considered "underwater" if the option exercise price was greater than or equal to $9.00 per share.

The table attached as Exhibit 99.1 summarizes the outstanding options subject to accelerated vesting.

The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Consolidated Statement of Operations in future financial statements upon the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" ("SFAS 123(R)"), which, when effective, will require all share-based payments to employees, including grants of employee stock options, to be recognized on the Company's financial statements based on their fair values. SFAS 123(R) will become effective as to the Company beginning January 1, 2006. Additionally, the Company believes these significant, underwater stock options may not be offering the affected employees sufficient incentive when compared to the potential future compensation expense that would have been attributable to these stock options.

The Compensation Committee has evaluated a number of alternatives available to the Company with respect to stock-based awards to employees. In addition to the acceleration of vesting of underwater options described in this Form 8-K, the Committee is considering such actions as reducing the term of stock options granted, reducing the number of shares underlying stock option awards granted, reducing the number of employees to whom stock option grants will be made, and granting alternative forms of equity-based awards, such as performance-based awards.

The 166,600 stock options affected by this accelerated vesting represent approximately 11% of the outstanding stock options awarded to employees. The Company will report the avoided future compensation expense in its fourth quarter fiscal 2005 financial statements as pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.



Item 9.01  Financial Statements and Exhibits.

Exhibit No.                                     Description
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99.1                            Summary of Options Subject to Acceleration

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: January 3, 2006



                               COMPUDYNE CORPORATION



                               By: /s/ Geoffrey F. Feidelberg
                                   --------------------------
                               Name: Geoffrey F. Feidelberg
                               Title: Chief Financial Officer